Exhibit 99.1

               VION CONTEMPLATES PUBLIC OFFERING OF COMMON STOCK


New Haven, Conn., July 15 -- Vion Pharmaceuticals, Inc. (Nasdaq: VION) today announced it intends to file a registration statement with the Securities and Exchange Commission relating to the offering of shares of its common stock to the public in a secondary offering. The exact size and timing of the offering has not yet been determined. If consummated, this offering will be made only by means of a prospectus.


         Vion Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to discovering, developing and commercializing novel products and technologies for the treatment of cancer. The Company has focused its research efforts on five principal areas: hypoxic cancer cell therapeutics, TAPET cancer therapy, sulfonyl hydrazine prodrugs, ribonucleotide reductase inhibitors and nucleoside analogs. For additional information on Vion and its research and product development programs, visit the Company's Internet web site at http://www.vionpharm.com.

         Statements included in this press release which are not historical in nature are forward- looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the Company's future business prospects, plans, objectives, expectations and intentions are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in the Company's Registration Statement filed on Form S-3 (file no. 333-61477). This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.